Exhibit 10.22

Certain identified information has been excluded from this exhibit (indicated by “[***]”) because it is both not material and is the type that the registrant treats as private or confidential.

SUPPLY AGREEMENT

BY AND BETWEEN

TERRATS MEDICAL S.L.U., a Spanish company duly incorporated and existing under the laws of Spain, with its registered office located at C/Mogoda No. 75-99 (Poligono Industrial Can Salvatella), 08210 Barberà del Vallès (Barcelona), Spain, Spanish Tax Identification Code No. B-64542285, legally represented by its Chief Corporate Officer Cristina Cancho Descalzo with Spanish National Identification Number 40.990.111-V, email cristina.cancho@dessdental.com, and hereinafter referred to as “Company” .

and

KEYSTONE DENTAL, INC., a corporation duly incorporated and existing under the laws of the State of Delaware, United States with its principal place of business located at 154 Middlesex Turnpike Burlington, Massachusetts, United States 01803, Attention: Amnon Tamir, CFO, email atamir@keystonedental.com, and hereinafter referred to as the “Customer”.

The Company and the Customer shall hereinafter be referred to, collectively, as the “Parties” and, individually, as the “Party”.

RECITALS

WHEREAS, the Company can produce medical products up to Class I and Class IIa/ b thanks to their CE and ISO 9001 & 13.485 certifications and FDA registration.

WHEREAS, the Company has already opened markets all over the world, selling products to certain clients under the “DESS” brand, related to the field of dental implant and dentistry, which holds indeed an extensive reputation at international level.

WHEREAS, the Customer is interested in acquiring some of the above-mentioned products under the brand “KEYSTONE BRAND”, under the terms and conditions contained herein, and the Company is willing to accept.

NOW THEREFORE, the respective representatives having expressed that (i) the Parties exist, (ii) their powers of representation are valid, and (iii) they suffice to bind the Parties, and in consideration of the mutual covenants contained set out below, the Parties hereto covenant and agree to submit this Supply Agreement (the “Agreement”), that will be ruled and governed by the following:

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CLAUSES

1. - Territory

The Company and the Customer agree that the Customer will purchase, and the Company will sell, the products supplied by the Company, detailed in Annex I as set forth in Clause 2 (hereinafter called the “Products”), for distribution and resale by the Customer within the Customer’s sales area detailed in Annex II –this list may be extended and/ or modified by written agreement between the Parties- hereinafter called the ‘‘Territory”.

The Customer will not be entitled to sell the Products outside the Territory unless otherwise authorized, previously and in writing, by the Company. If the Customer receives an order for the Products from outside its Territory, the Customer will inform the Company promptly following receipt of such order.

2. - Products

Products to be bought and sold by the Customer and supplied by the Company are the products, mentioned in the Annex I and those expressly agreed in writing by the Parties (collectively, the “Products”). The Company may and is absolutely free to- make changes to the Products and will duly notify them to the Customer when possible, and without this giving rise to any claim nor right nor compensation in favour of the Customer; provided, that any such modifications shall not defeat the functionality of the Proprietary Connection (as hereinafter defined). The Company can also discontinue the sale of any Product without this giving rise to any claim nor right nor compensation in favour of the Customer.

The Customer shall buy and sell the Products on its own account, carrying its activities in its own name and under its own risk (subject to the obligations of the Company in this Agreement), and it shall bear the entire cost and expense of conducting its business in accordance with the terms of this Agreement.

This Agreement does not entail any exclusivity obligation for the Company. Nothing herein shall prevent nor prohibit the Company from selling any of its products, directly or indirectly, within the Territory or abroad, except that the Company shall not offer or sell the Products, which include one or more connections proprietary to the Customer which will be incorporated in the Products (collectively, the “Proprietary Connection”), anywhere in the world.

The Company will be the exclusive supplier of the Customer for the Products, so the Customer undertakes not to produce nor purchase, neither directly nor through companies of its same group, neither the Products nor identical products to the Products from any other person or company other than the Company during the term of this Agreement unless the Company ceases (temporarily or permantently), for any reason, to provide any Product as provided in this Agreement; provided, that if the Company provides notice to the Customer that the Company will again be

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providing a Product it has ceased to provide (and is actually able to provide such Product on the terms provided in this Agreement), the Customer shall thereafter (subject to any orders placed by the Customer during the period of unavailability) again purchase such Product or Products exclusively from the Company during the term of this Agreement. During any period that the Company is unable (or for any other reason does not) provide a Product subject to this Agreement, the Company shall be free to obtain such Product (or a substitute product) from third parties. For purposes of this Clause, “identical product” is considered as having dimensions differing by no more than 10% with regard to the Products’ dimensions.

For six months following the termination of this Agreement, the Customer is prohibited to manufacture or to outsource the manufacturing of identical products to the Products as defined in this Clause, regardless of whether the Customer has ever purchased such Product or not. The following exceptions are excluded from this six month obligation:

(i)

If this Agreement is terminated by the Company, as long as the Agreement has not been terminated by reason of the Customer’s breach of this Agreement. In other words, if the Company terminates this Agreement because of the Customer’s failure to fulfil its contractual obligations, the Customer will not be able to manufacture nor outsource Products nor indentical products during six months from such termination.

(ii)

If the termination is based on the loss of CE mark or FDA marketing clearance by the Company or on the fact that the Company is subject to a bankruptcy procedure or this Agreement is otherwise terminated as a result of a breach of this Agreement by the Company.

(iii)	If the Agreement is terminated by the Customer because the Company does not begin supplying Products in accordance with the terms of this Agreement by the Outside Supply Date (as defined in Clause 8).

In any case, the Customer undertakes not to violate nor infringe the Company’s intellectual and industrial property rights.

The Company will supply the Customer with the Products already branded with the brand “KEYSTONE BRAND”. The Customer shall sell the Products under the brand “KEYSTONE BRAND”. The Customer shall not use in relation to the Products any trademarks, logos or designations other than the brand “KEYSTONE BRAND”, unless otherwise authorized previously and in writing by the Company. The Company shall continue to be the sole owner of any and all existing intellectual property rights related to the Products, except for the Proprietary Connection incorporated in the Products and any future modifications made to the Products to the Customer’s specifications which shall be the sole property of the Customer. The Customer shall have no intellectual property rights whatsoever with regard to the Products (except as to the Proprietary Connection incorporated in the Products and any future modifications made to the Products to the Customer’s specifications) nor with regard to any and all the brands and trademarks of the Company.

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The Customer shall not disparage or do anything that could reasonably be expected to adversely affect the goodwill or reputation of the Company or of its brands or Products.

The Customer shall provide the Company on a quarterly basis with a non-binding forecast of its Product purchases for the following twelve (12) months period, to enable the Company to plan the production. Said forecast will be agreed and signed by the Parties quarterly, and the Company will maintain safety stock equal to two months of the average monthly forecasted sales (the “Safety Stock”). Additionally, the parties agree that in the event this Agreement is terminated for any reason other than a default by the Company, the Customer will promptly thereafter pay to the Company the purchse price for (in accordance with the provisions of Clause 5), and the Company will deliver to the Customer in 15 working days (working days in Barberà del Vallès, Barcelona, Spain) at the latest following payment by the Customer, the Safety Stock.

At the commencement of this Agreement, the Company shall provide the necessary and available Marketing material to the Customer. If desired, the Customer can translate, at its sole expense, the Product catalogue to be used in the Territory, and the Customer will be responsible for translation expenses and for the accuracy of the document, so if there is any discrepancy or inconsistency between the versions of the catalogue, the English version provided by the Company will prevail. The customer will be solely responsible for the legal consequences of any marketing material, statement or message related to the Product and not issued by the Company.

The relationship of the Parties under the Agreement will be, and at all times will remain, one of independent entrepreneurs and independent contractors, and not that of franchisor and franchisee, joint ventures, nor principal and agent. The Parties agree that this Agreement is of a commercial nature, remaining both companies in complete independence from a legal, financial and business standpoint. The Customer undertakes to comply with labour and tax laws.

Neither Party is entitled to represent the other Party or to act on its behalf, and it cannot sign any type of agreement nor commitment in the name of the other Party with third persons and shall not take any action that has the effect of creating the appearance of having such authority.

3. – Intellectual Property of the Products

The Company represents and warrants to the Customer that it is the beneficial owner of all rights in and to the Intellectual Property relating to the Product, except for the Proprietary Connection. The Parties acknowledge and agree that such Product (excluding the Proprietary Connection) was developed, created or acquired by the Company prior to any manufacture, packaging or delivery of the Product to the Customer under this Agreement.

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The Parties further acknowledge and agree that such Product (excluding the Proprietary Connection) shall remain the sole and exclusive property of the Company, and the Customer shall not have or acquire any right, claim, title or interest in or to any of the product of the Company.

The Proprietary Connection shall remain the sole and exclusive property of the Customer notwithstanding the incorporation of the Proprietary Connection into the Product. The Customer grants to the Company a non-exclusive license to incorporate the Proprietary Connection into the Product during the term of this Agreement.

The Company shall indemnify, hold harmless and defend the Customer from and against all liability, costs or expenses (including, without limitation, reasonable attorney fees and court costs), damages, losses, liabilities or judgments for patent or copyright infringement or unauthorized use of trade secrets claims arising out of, incidental to, or in any way connected with any Product furnished by the Company, except for any such claims related to the Proprietary Connection (or to any additional Products or components of Products subsequently manufactured to the unique specifications of the Customer).

The Customer shall indemnify, hold harmless and defend the Company from and against all liability, costs or expenses (including, without limitation, reasonable attorney fees and court costs), damages, losses, liabilities or judgments for patent or copyright infringement or unauthorized use of trade secrets claims arising out of, incidental to, or in any way connected with the Proprietary Connection (and to the extent the Company otherwise manufactures any additional Products or components of Products to the unique specifications of the Customer).

Notwithstanding anything in this Clause 3 to the contrary, if, by subsequent written agreement of the Parties, the Company manufactures any additional Products or components of Products to the unique specifications of the Customer the intellectual property rights created in such Products or components of Products shall be assigned by the Company to the Customer.

4. - Packaging

The Products will be delivered in thermo-sealed bags with one side in alumina and white colour and the other one transparent or any other packaging agreed to with the Customer in writing. The materials of the packaging will be described in Annex III (product specifications file) which Annex III shall hereinafter be mutually agreed to by the parties in writing.

The bags will be either printed with the “KEYSONE BRAND” logo printed in black and printed on top or provided with white polypropylene label adhered to the white part. This label will be customized with the logo of the “KEYSTONE BRAND” and identified according to Annex III.

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The Customer is requested to use “KEYSTONE BRAND” packaging when delivering Products to customers. Unpackaged Products may only serve as samples. The Customer shall not make any modifications to the Products nor to their original “KEYSTONE BRAND “packaging nor label-ling. The Company may, at its sole discretion, vary the specification or packaging or labelling of the Products.

5. - Prices

The prices of the different Products vary based on volumes and kind of Product, according to the table provided in Annex I.

Prices are to be increased by applicable taxes and do not include transportation costs. During the initial three (3) year term of this Agreement, the Company shall not increase the price for any of the Products. Thereafter, any price increases on Products may only be made by the Company on prior written notice, of an informative nature, to the Customer to reflect increases in a) raw material prices used for the Products, b) the Company’s labour costs and/or manufacturing costs, c) taxes, d) consumer price index in Spain (so-called “Índice de Precios al Consumo Nacional” or “IPC”); or e) any other cause that affects the initial prices. No authorization from the Customer is required to increase prices under the terms of this Agreement. The fact that the Company does not apply such price variation shall not constitute a waiver of that right and, consequently, the Company will be entitled to apply in the future accumulated costs and increases in this regard.

The currency is Euros until such time as the Company is able to process transactions in United States Dollars ($), but in any event not later than December 31, 2022, after which time the currency shall be United States Dollars ($).

Prices are Ex-Works at Company’s facilities address, that is, at C/Mogoda No. 75-99 08210 Barberà del Vallès (Barcelona) or any other address duly notified by the Company to the Customer. The Company will advise the Customer on any change of the delivery address. The Customer will be responsible for the proper transportation and storage of the Products, at its sole expense and risk. The Customer undertakes that both its means of transportation and its warehouse fulfil the necessary characteristics to duly transport and store the Products and its packaging in perfect conditions in terms of quality and conservation, guaranteeing that it will comply with all the licenses, permits and pertinent regulations of the authorities of legal, local or other origin required for the storage of the Products. Relevant storage specifications are defined in Annex III. Any damage to the Product produced after its delivery from the Company to the Customer will not be considered a cause of return nor claim before the Company, regardless of the fulfilment of the specifications set forth in Annex III.

6. – Payment terms

Each order will be paid 50% at the time of the order and 50% before the Product is made available by the Company. Deliveries will not be made until payments have been fulfilled by the Customer in full.

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Any delay in payment shall give rise to interest of 10% starting on the due date and ending on the date of payment. In case of default (non-payment), the Company shall have the right to offset from any amount owed by the Company any amount that the Customer owes to the Company.

The ownership and title to the Products will pass to the Customer upon receipt in full by the Company of the purchase price for such Products and of all amounts invoiced and due to the Company. The Company will be entitled to register, at any time, its retention of title pending payment in the applicable official registers of any national or local jurisdiction to which the applicable Products are to be delivered.

7. – Volumes, quantities and delivery times

The Customer shall order Products from the Company by submitting a purchase order indicating the desired quantity. The Customer is obliged to order the minimum quantities referred in the Annex I per reference.

Orders will not be binding until expressly accepted in writing by the Company. The Parties agree that each order accepted by the Company is a firm sale and, consequently, the Company will not accept any return of Products sold in execution of this Agreement, except as provided in this Agreement regarding defective Products.

The Products will be delivered in ten (10) working days at the latest (working days in Barberà del Vallès shall be used as reference to these effects), following the day of the acceptance of the order if the Products are included in the Safety Stock and if not, no later than eight (8) weeks after the Customer delivers the order to the Company. In order to enable the Company to fulfill its delivery obligations under this paragraph, the Company shall continually maintain the Safety Stock. Any order received by the Company on Friday later than 10 a.m. (Spanish time) or on any non-working day will be deemed placed on the following working day (working days in Barberà del Vallès shall be used as reference to these effects) for delivery time purposes, so the period fixed in this Clause shall not begin to run until the following working day.

There is no minimum amount per order apart from the minimum volumes per order indicated in Annex I.

If the Customer refuses without just cause to receive the Products, the Company can request the fulfilment of the Agreement or its termination and, in both cases, the Company will be entitled to compensation for the damages actually caused.

Notwithstanding any provision of this Agreement entitling either the Company or the Customer to recover damages from the other party or any cause of action either party may have at law against the other party for damages, under no circumstances shall either the Customer or the Company be liable for special, indirect, incidental or consequential damages nor will either the Customer or the Company be liable for any loss of profits, loss of anticipated profits, loss of revenue or loss of business opportunity of the other party, except with respect to any act or omission that that constitutes willful misconduct, bad faith or fraud as determined by a final non-appealable determination of a court of competent jurisdiction.

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8. - Obligations and rights of the Parties

Each of the parties represents and warrants that it has taken all necessary action to enter into, and perform its obligations under, this Agreement, that the person executing this Agreement on behalf of such party is duly authorized to do so, and that this Agreement represents a legal, valid, and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.

The Company has the obligation to deliver the Products on time and with the quality agreed. Nevertheless, the Company can accept or refuse the orders for non-payment or grave misconduct against the terms and conditions of this contract and, in this case, will inform the Customer about this situation within five (5) working days from the order reception or the grave misconduct.

The Customer will be responsible for the collection, remittance and payment of any or all taxes, charges, levies, assessments, processing, registration and other fees and processes of any kind imposed by governmental or other authority in respect of the purchase, import, sale or resale of the Products within the Territory. Any and all expenses, costs and charges incurred by the Customer in performance of its obligations under this Agreement will be paid by the Customer. This Agreement includes only a sales permit, it does not include any commitment nor obligation by the Company regarding the procedures, communications, regulations and registration in this regard. The Customer undertakes to indemnify and hold harmless the Company in this regard.

If the Products cannot be sold in a particular area of the Territory because the CE mark or 510(k) submission to the FDA is not accepted and/or the Products are not yet registered, the Customer will not be entitled to any claim nor right nor compensation in its favour for this reason; provided, that if the Company has not commenced delivery of Products in accordance with the terms of this Agreement no later than December 31, 2022 (whether as a result of a failure to obtain the FDA clearance or otherwise, but subject to extension equal to any period of (i) force majeure if the force majeure provisions in Clause 11 are applicable to such failure or (ii) delay caused by the Customer’s failure to comply with its obligations in this Agreement) (the “Outside Supply Date”), then the Customer may in the Customer’s sole discretion terminate this Agreement at any time thereafter by written notice to the Company provided prior to the time, if at all, that the Company commences to deliver Products in accordance with the terms of this Agreement.

Neither Party may transfer or assign its rights or delegate its duties in this Agreement without the prior written consent of the other Party.

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The Company will replace within ten (10) working days (working days in Barberà del Vallès shall be used as reference to these effects) all Products affected by quality problems such as connection fitting, wrong or non-compliant CE or FDA materials, defects on the surface finishing, defects on its correct identification either in the Products or the labelling or any other defects attributable to the Company, provided that no more than five (5) years have elapsed from the delivery date of the claimed Product. Any damage to the Product produced after its delivery from the Company to the Customer will not be considered a cause of claim nor return (including, but not limited to damages to the Product due to its transportation, to its storage in the Customer’s warehouse, etc.). The Customer will validate the packaging system to be used, taking into account the risks and quality requirements, and it is the Customer who will inform, at its own risk, the Company about the requirements in this regard to prevent the Products from becoming defective.

If the product is discontinued or no longer compliant with the present regulatory framework at the replacement time then the Company will supply other Products at the same value or refund the Customer with the value of the returnable Products.

The Customer shall have ten (10) days after receiving the Product to inspect and acknowledge the Product and to file any complaints should any damaged or defective Products be found, as long as such defects or damages are not the result of the acts or omissions of the Customer (due to transport, storage, etc.). Otherwise, the Products shall be understood to be accepted by the Customer in terms of type, quantity and quality conditions. The Company’s responsibility for defective Products is limited to its replacement or refund of the price paid for them, and excludes any other concepts such as loss of profits.

The Customer shall promptly inform the Company if it considers or has reason to believe that some or all of the Products are not in conformity with Applicable Law (as hereinafter defined). The Customer shall co-operate with the Company to ensure that the necessary corrective action to bring that Product into conformity, to withdraw or to recall it, as appropriate, is taken by the Company, at the Company’s expense. Where the Customer considers or has reason to believe that the Product presents a serious risk, it shall also promptly inform the Company giving details, in particular, of the non-compliance and of any corrective action taken, in order to agree on informing, if appropriate, the competent authorities of the Territory. If the Customer received complaints or reports from healthcare professionals, patients or users about suspected incidents related to the Products, it shall promptly forward this information to the Company. The Customer shall keep a register of complaints, of non-conforming Products and of recalls and withdrawals, and keep the Company duly informed of such monitoring and provide the Company with any information upon its request. The Customer will cooperate with the Company in the investigation of all complaints for regulatory and Product liability purposes.

The Customer shall hold the Company harmless from any claims made against it by third parties, for any reason arisen as a consequence of the negligent acts or omissions of the Customer or its employees. Such indemnity will include the Customer’s liability for compensation of loss and expenses, of any kind (subject to the limitations set forth in this Agreement), including the expenses arising from the Company’s legal defense incurred by the Company as a result of the Customer’s acts or omissions.

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The Company agrees to defend, indemnify and hold the Customer harmless from and against any and all claims, causes of action or liabilities, including, without limitation, reasonable attorney’s fees associated therewith, to the extent of th Company’s breach of this Agreement, its negligent acts or omissions arising out of or related to the Company’s performance of its obligations under this Agreement, including, without limitation, any failure of the Products to comply with the requirements set forth in this Agreement and in any Annex hereto.

The Company has a liability insurance that covers the damages produced by the Products with a limit of compensation of 900.000€ per case with a maximum of 3M€ per year. The Company will provide evidence of such insurance reasonably satisfactory to the Customer upon request by the Customer. The maintenance of insurance by the Company shall not constitute a limit on the damages for which the Company may be held responsible in the event of a breach of this Agreement by the Company. The Company’s insurance exclusively covers the responsibility for manufacturing defects of the product but not any claim related to the prescription and / or marketing of the products.

9. - Confidentiality

Each Party shall treat all details, data, information and other facts concerning the other Party obtained in the framework of this Agreement with strict confidentiality and shall not disclose them to third parties. Each of the Parties shall only use this information for the purpose intended in this Agreement.

In particular, neither Party will use (except to undertake the activities contemplated by this Agreement), publish or otherwise disclose any information related to the other Party nor to its products, services or business activities that is acquired by the receiving Party in connection with the performance of this Agreement unless required by law, regulation or legal process (and, in such event disclosure shall only be made after affording the Party’s whose information will be disclosed, a reasonable opportunity, to the extent legally possible, to secure confidential treatment to the information to be disclosed and further subject to the requirements of the last paragraph of this Clasue 9). During the term of this Agreement and for a period of two (2) years thereafter, neither Party will disclose, reveal nor use any Confidential Information concerning the other Party or its business without the prior written consent of the disclosing Party; provided, however, that the confidentiality obligations hereunder shall survive indefinitely with respect to each Party’s, products, pricing and trade secrets or proprietary information which may be disclosed to the other Party in connection with this Agreement.

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“Confidential Information” means all information of any type or form (whether visual, written, oral, electronic, photographic or otherwise) of a proprietary or confidential nature and not generally known to the public that is disclosed (either intentionally or unintentionally) by either Party to the other Party. Confidential Information shall not, however, include any information that, as shown by competent proof, (i) is publicly known or generally available in the public domain prior to the time of disclosure by the disclosing Party to the receiving Party, (ii) becomes publicly known or generally available in the public domain after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party or of its employees, (iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing Party on a non-confidential basis from a source not bound to an obligation of confidentiality to the disclosing Party.

All Confidential Information provided hereunder will be and remain the property of the Party providing such Confidential Information and will be promptly returned to the disclosing Party or destroyed upon the disclosing Party’s written request.

In the event that a Party is required by legal process to disclose all or part of the Confidential Information of the other Party, the Party required to make such disclosure will communicate to the other Party in writing such circumstances as soon as possible and, in any case, before disclosing or transferring the Confidential Information. In such cases, the Parties will cooperate in taking such measures as are appropriate to safeguard to the extent possible the confidentiality of the Confidential Information required to be disclosed by legal process.

10. - Duration of the Agreement

This Agreement will enter into force from the last date of signature of the Agreement upon full execution by the Parties (“Effective Date”) and it has a duration of three (3) years from the Effective Date and will be automatically renewed on an annual basis unless either of the Parties informs the other in writing by notice provided in accordance with Clause 11 of non-renewal of this Agreement at least six (6) months prior to the expiration date of this Agreement (as the same be extended pursuant to the provisions of this Clause 10 (e.g. notice no later than June 30th, finishing date December 31st, effective by January 1st).

The Agreement can also be cancelled by the Party in compliance by written notice to the other Party if the other Party does not keep the points agreed in this Agreement and does not remedy the breach within any applicable cure period provided in this Clause 10.

Either Party shall have the right to terminate this Agreement forthwith by written notice thereof if:

a)

The other Party has committed a breach of the Agreement and the breach has not been remedied within fifteen (15) days after written notice from the other Party, unless the breach and termination rights are otherwise addressed by the succeeding provisions of this Clause 10.

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b)	Immediately, if the other Party is convicted of committing a crime or illegal act or it engages in deceptive or fraudulent business practices, whenever such accusations are not unfounded.

c)

Immediately, if the other Party dissolves, ceases doing business or becomes subject to the presentation of a winding up/ insolvency/bankruptcy petition or if a resolution or judgement is passed for voluntary or involuntary winding up/insolvency/bankruptcy of the company.

d)

Immediately, if there is a change of ownership or control of the other Party (transfer of the majority of its share capital, that is, at least, of its assets equivalent to 70% of the values of its balance for the last financial year), but only if such change is detrimental for the Party who intends to terminate the Agreement.

e)

If the Customer’s purchases under the scope of this Agreement are below 50.000€ -taxes and transportation costs excluded on an annual calendar year basis, the Agreement can be immediately terminated by the Company, without paying to the Customer any indemnity nor compensation; provided, that in the event of any such termination the Company’s sole recourse as a result of a failure of the Customer to purchase such minimum quantity of Products shall be the termination of this Agreement and the Customer shall have no other liability to the Company (except to the extent of any other unrelated breach of this Agreement by the Customer).

The Customer hereby states that it is not and will not be, during the term of this Agreement, in any situation of conflict of interest with respect to the Agreement and that the resale of the Products shall not be frustrated as a result of economic, commercial or business interests of the Customer itself. In case the Company detects that the Customer denies the sale of the Products to customers and / or avoids in certain cases to market them due to a conflict of interests, for any reason whatsoever, the Company will be entitled to (i) terminate the Agreement in advance, with immediate effect, without granting any right of compensation in favour of the Customer, and / or to (ii) directly sell the Products to such clients, and such sales will not entail any right of compensation in favour of the Customer. The Customer may inform the Company, without delay, of any conflict of interest situation that may arise, or that may give rise to said conflict, during the term of this Agreement.

Upon termination of this Agreement, whatever the cause is, the Parties will fulfil their obligations undertaken until then, even if the termination is due to the breach of the Agreement by either Party, except as expressly provided in this Agreement. In particular, except in the event of termination by the Company due to a breach or default by the Customer in performance of the terms of this Agreement, the Company shall honour all orders for Products that the Customer placed prior to the effective date of termination or Agreement expiry. The confidentiality and indemnification provisions of this Agreement shall survive the termination of this Agreement.

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11. - Miscellaneous

Traceability. The Customer needs to secure the Product traceability and must keep track of the sold products and its corresponding lot number as required by Applicable Law. The Customer will collaborate with the Company to maintain the traceability. If additional information is needed, the Customer agrees to facilitate it to the Company without delay. For 5 years after delivery to the Customer of each Product, or such longer period as may be required by Applicable Law, the Customer shall (i) maintain traceability and keep track of sold Products and corresponding lot numbers in compliance with Appplicable Law, and (ii) provide the Company a copy of such records upon its written request.

Notices. All notices, demands or other communications required or permitted to be given or delivered under or by reason of the provisions hereof shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent via email and acknowledge by a read receipt (excluding an automatic out of office or similar automatic response), (iii) the next business day in the Commonwealth of Massachusetts, United States after having been sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) upon receipt after having been transmitted by mail to the recipient by certified or registered mail, return receipt requested (or equivalent) and postage prepaid. Either Party may by written notice to the other in compliance with the provisions of this paragraph may change the address to which any such communication shall be sent, and, after notice of such change has been received, any communication shall be sent to such Party at such changed address.

Notices to the Company shall be sent to:

Terrats Medical S.L.U.

Attn:            Cristina Cancho Descalzo

Address:      C/Mogoda 75-99, 08210 Barberà del Vallès, Barcelona, SPAIN

Email:          cristina.cancho@dessdental.com

Notices to the Customer shall be sent to:

Keystone Dental, Inc.

Attn:            Amnon Tamir, CFO

Address:      154 Middlesex Turnpike, Burlington, MA, USA 01803

Email:          atamir@keystonedental.com

Entire Agreement; Amendments. This Agreement, including the exhibits attached hereto, each of which is incorporated herein by reference in its entirety, constitutes the entire Agreement between the Parties with regard to the Territory. All prior or contemporaneous agreements, proposals, understandings and communications between or involving the Parties, whether oral or written, are superseded by this Agreement. Neither Party’s general terms and conditions contained in any purchase order, order confirmation, invoice or other document used or submitted by either Party shall apply. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both Parties.

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No Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Severability. If any term of this Agreement is held by a Court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining unaffected terms, shall remain in full force and effect as if such invalid or unenforceable term had never been included. In any case, in order to avoid the effects of such nullity, each Party shall use its reasonable commercial efforts to negotiate in good faith a modification of the invalid covenant that gives effect, to the extent possible, if at all, the invalid provision in consideration of the overall purpose of this Agreement.

Force Majeure. As used herein, “Force Majeure” shall mean any circumstance beyond the reasonable control of a Party which effectively prevents such Party from performing its obligations hereunder; provided, that, such circumstance, despite the exercise of reasonable diligence, cannot be or could not be prevented, avoided, or removed by such Party and is not attributable to the negligence or misconduct of such Party. Force Majeure events include: (a) acts of God; (b) acts of war or the public enemy, whether war be declared or not, invasion, armed conflict or act of a foreign enemy, revolution and public disorders, including insurrection, rebellion, civil commotion, sabotage, riots, and violent demonstrations; (c) strikes, lockouts, riots, labor disputes, in any such case which are widespread or nationwide (i.e., excluding those directed only at a Party); (d) floods, tidal waves, explosions, fires, earthquakes, typhoons and other natural calamities; or (e) any other event of similar nature which prevents the Parties from performing their obligations under this Agreement. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation hereunder to the extent as long as the fulfilment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes to fulfil this Agreement as soon as possible.

No Publicity. Neither Party shall originate any publicity, press releases or other public announcement relating to any relationship between the Parties, this Agreement or the performance hereof without the other Party’s prior written consent.

Time of the Essence. Time is of the essence with respect to the Company’s obligation to deliver Products within the times required by this Agreement, as applicable.

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Survival. The Parties agree that the provisions of Clauses 2 (fifth paragraph), 3 (fourth and fifth paragraphs), 8, 9,11, and 13 shall survive the expriation or termination of this Agreement for any reason for a period of three (3) years.

12. – Product Conformity

The Company shall be the legal manufacturer of the Products and FDA and CE Registration of the Products shall be in the name of the Company. The Customer is solely the distributor of the Products purchased from the Company under the Customer’s name (“KEYSTONE”). Accordingly, the Company agrees to obtain FDA clearance and CE Registration of Products charging the costs detailed in Annex II. Company guarantees that it will maintain and/or obtain again, under the same conditions as when signing this Agreement, CE mark and/or FDA Clearance of Products bought by the Customer in accordance with this Agreement based on the current applicable regulations (e.g. EN ISO 13485, MDR...) during the term of the Agreement. The Company agrees to provide documentation of FDA clearance and CE Declaration of Conformity to the Customer so that the Customer can comply, or cause compliance with, reqistration requirements as an initial importer. As between CE registration and FDA clearance, the Company shall prioritize obtaining FDA clearance so that FDA clearance may be obtained as soon as reasonably possible.

The Company and the Customer will collaborate as may be mutually agreed in other registrations of Products as requested by the Customer from time to time in the future under any registration registration requirements in compliance with Health Canada, and with other legally required registrations in Great Britain, Switzerland, Asia, Mexico, and Latin America.

The Company shall otherwise cause the Products to comply with all legal requirements applicable to the Products in the United States initially and in each other jurisdiction in the Territory if and when the Territory is expanded as described in the immediately preceding paragraph (collectively, “Applicable Law”).

The Customer has to register as initial importer of the Products in the United States and the Customer must ensure that the initial importer of products is registered as required in each other jurisdiction in the Territory if and when the Territory is expanded.

13. - Court and Law

This Agreement shall be governed and construed in accordance with the laws of Spain.

All disputes arising out of, or relating to the present Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules.

The arbitration shall take place in Barcelona (Spain), in English, in accordance with Spanish laws.

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14. - Signatures

This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement may be executed by the exchange of faxed executed copies, certified electronic signatures or copies delivered by electronic mail in Adobe Portable Document Format or similar format, and any signature transmitted by such means for the purpose of executing this Agreement is deemed an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives, certify that they have read, understood and agreed to the terms and conditions as set forth in this Agreement.

KEYSTONE DENTAL, INC.			TERRATS MEDICAL S.L.U.

By:			By:
	Name:	Amnon Tamir		Name:	Cristina Cancho
	Title:	CFO		Title:	CCO

Date and place: Burlington, MA, USA, 14/1/2022			Date and place: Barcelona, Spain, 14/1/2022

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Annex I - Prices

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Annex II - Territory

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Annex III - Product specification file

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